Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Enzymotec Ltd. of our report dated March 16, 2017 relating to the consolidated financial statements of Enzymotec Ltd., which appears in Enzymotec Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2016.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman Kesselman & Kesselman
March 16, 2017	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

 Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
 P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il